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TeleTech Provides Correction to Dow Jones News Headline;

TeleTech Expects to Report Positive Earnings for First Quarter of 2005

Denver, Colo., March 8, 2005 – TeleTech Holdings, Inc. (Nasdaq: TTEC), a global provider of customer management and business process outsourcing (BPO) services is correcting a headline run by Dow Jones News wire this afternoon indicating TeleTech would report breakeven results for the first quarter of 2005. This is incorrect. The first quarter 2005 outlook provided by TeleTech was that Newgen, a wholly-owned subsidiary of TeleTech, representing approximately 9 percent of revenue, expects to report breakeven results. Newgen’s results are reflected in the Company’s “Database Marketing and Consulting” segment which was attached to the fourth quarter 2004 earnings press release issued earlier today.

TeleTech, on a consolidated basis, expects to report positive earnings for the first quarter of 2005.

CONFERENCE CALL

TeleTech executive management will hold a conference call to discuss fourth quarter and full year 2004 financial results on Wednesday, March 9, 2005, at 11:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Wednesday, March 23, 2005.

ABOUT TELETECH

      TeleTech is a global business services company that provides a full range of front- to back-office solutions including customer management, BPO, database marketing, and outsourced services to measurably enhance clients’ core customer management processes. TeleTech’s ability to create innovative strategies, combined with its global technology platform and delivery infrastructure, helps clients increase revenue, lower costs, and retain their customers around the world. TeleTech’s products and services, standardized processes, and recognized capabilities to implement complex global projects make the Company a valued partner for clients that include Global 1000 businesses and governments. TeleTech partners with clients to offer 150 languages, through its more than 32,000 employees, in 17 countries. For additional information, visit www.TeleTech.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: the ability for the Company to execute it’s growth plans and be profitable in the first quarter of 2005, to increase profitability via the globalization of its North American best operating practices, to achieve its three-year financial goals and targeted cost reductions; the ability to successfully launch and generate revenue from new product introductions; the estimated revenue associated with new or renewed client agreements; the possibility of the Company’s Database Marketing and Consulting segment not returning to historic levels of profitability; the ability of the Company to fund its future growth initiatives; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing significant client relationships, or early termination of a client agreement; the Company’s ability to close new business and fill excess capacity; consumers’ concerns or adverse publicity regarding the products of the Company’s clients; higher than anticipated start-up costs or lead times associated with new ventures or business in new markets; execution risks associated with performance-based pricing metrics in certain client agreements; execution risks associated with achieving targeted annualized cost reductions; the Company’s ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather-related events; risks associated with attracting and retaining cost-effective labor at the Company’s customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which the Company operates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended 2004, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.